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HAUPPAUGE ANNOUNCES PURCHASE OF PINNACLE PCTV
PRODUCT LINE FROM AVID TECHNOLOGY
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Acquisition Gives Hauppauge Wider Range of Consumer TV Tuner Products for PCs

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HAUPPAUGE, NY – October 27, 2008 - Hauppauge Digital Inc. (NASDAQ: HAUP) today announced it has agreed, through a subsidiary,   to purchase the Pinnacle PCTV product line and related assets from Avid Technology (NASDAQ: AVID) and certain affiliates.

“Avid’s PCTV products have become one of the most popular TV tuner consumer product lines throughout the world,” said Ken Plotkin, President and CEO of Hauppauge. “With both the Hauppauge WinTV and Avid PCTV product families, Hauppauge will now be able to offer our customers an expanded set of TV products for personal computers, from entry level TV tuner products for laptop computers to high end embedded TV receivers used by leading PC OEMs.”

Hauppauge intends to work closely with Avid during the 2008 Holiday season to ensure a smooth transition of the Pinnacle PCTV product line for Avid’s distribution partners and consumers. Following the closing of the transaction, Hauppauge expects to continue developing and supporting both the PCTV and WinTV product lines.

The deal is expected to close before the end of 2008. The closing of the transaction is subject to a number of contingencies provided for in the related deal documentation.

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe Sarl subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California. The Company’s Internet web site can be found at http://www.hauppauge.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to, our Annual Report on Form 10-K for the year ended September 30, 2007,  and our Form 10-Q for the quarter ended June 30, 2008  filed with the Securities and Exchange Commission) many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

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